Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Registration Statement Form S-8 to Form S-4 of our report dated February 18, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Actavis plc’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 17, 2015